Exhibit 99.1

News Release

Magma Beats Guidance for Third Quarter with Revenue of

$30.7 Million

SAN JOSE, Calif., Feb. 26, 2009 — Magma Design Automation Inc. (Nasdaq: LAVA), a provider of chip design software, today reported revenue of $30.7 million for its fiscal 2009 third quarter, ended Feb. 1, 2009. This exceeded the revenue guidance range of $28 million to $29 million the company issued on Dec. 4, 2008. Third-quarter revenue decreased 45 percent from the $55.7 million reported for the year-ago third quarter, ended Jan. 6, 2008.

“Magma beat revenue targets in the third quarter, an accomplishment we’re quite pleased with given the difficult macroeconomic environment,” said Rajeev Madhavan, Magma’s chairman and chief executive officer. “Customers face difficulty in this economy but continue to recognize the technology advantage Magma products offer for their business-critical designs.”

GAAP Results

In accordance with generally accepted accounting principles (GAAP), Magma reported an estimated net loss of $(78.1) million, or $(1.73) per share (basic and diluted), for the third quarter. This result was below the guidance range issued by the company on Dec. 4, 2008 of a loss between $(0.67) and $(0.65) a share and compares to a net loss of $(5.9) million, or $(0.14) per share (basic and diluted), for the year-ago third quarter. Third quarter losses exceeded guidance because of an estimated $60.8 million goodwill impairment charge. As a result of the decline in stock price in light of the current adverse macroeconomic business environment on Magma’s long-term financial outlook, Magma’s market capitalization fell significantly below the recorded value of its consolidated net assets, resulting in the impairment charge. Magma is in the process of finalizing its asset impairment analysis and expects to report the final amount of the goodwill impairment charge and other impacted financial statement line items in its Form 10-Q for the third quarter to be filed with the Securities and Exchange Commission. Magma will not be required to make any current or future cash expenditures as a result of this impairment.

Non-GAAP Results

Magma’s non-GAAP net income was a net loss of $(4.3) million for the quarter, or $(0.09) per share (diluted). This result was better than the guidance range issued by the company on Dec. 4, 2008 of a loss between $(0.17) and $(0.15) a share and compares to non-GAAP net income of $7.5 million, or $0.16 per share (diluted), for the year-ago third quarter.

Non-GAAP net loss for the third quarter of fiscal 2009 excludes the effects of amortization of developed technology, amortization of intangible assets, amortization of deferred stock-based compensation, amortization of debt issuance costs and debt discount accretion, charges associated with losses on equity and other investments, restructuring charges, asset impairment charges, and acquisition-related expenses and the related provision for income taxes. A reconciliation of non-GAAP results to GAAP results is included in this press release. Non-GAAP net income for the third quarter of fiscal 2008 excluded the above items, except charges for restructuring and asset impairment, and also excluded in-process research and development, litigation settlement and related legal expenses and interest expense.

Business Outlook

For Magma’s fiscal 2009 fourth quarter, ending May 3, 2009, the company expects total revenue in the range of $33.0 million to $34.0 million. GAAP net loss per share is expected to be in the range of $(0.39) to $(0.37) and non-GAAP net income per share is expected to be in the range of $0.01 to $0.03.

For Magma’s fiscal year 2009, ending May 3, 2009, the company expects total revenue in the range of $146.0 million to $147.0 million, an increase from the previous guidance range of $144.0 million to $146.0 million. The company expects GAAP net loss per share for fiscal 2009 to be in the range of $(2.99) to $(2.95), compared to the previous expectation of a loss in the range of $(2.03) to $(1.99). The company expects non-GAAP net loss per share for fiscal 2009 to be in the range of $(0.21) to $(0.19), compared to the previous expectation of a loss in the range of $(0.29) to $(0.25). All guidance issued by the company before Feb. 26, 2009 is no longer in effect.

A schedule showing a reconciliation of the projected non-GAAP EPS to GAAP EPS results is included in this release. A Financial Data Supplement containing detailed financial information intended to provide guidance and further insight into our business is available online in the Investor Relations section of the Magma website.

GAAP Reconciliation

Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma’s management evaluates those operations. Magma believes that this non-GAAP information provides useful information to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma’s core operating results, or that are expected to be incurred over a limited period of time.

Magma’s management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, in-process research and development expenses, amortization of debt issuance costs, debt discount accretion, charges associated with losses on equity and other investments, restructuring charges, asset impairment charges, acquisition-related expenses, litigation settlement and related legal expenses, and the tax effects of its non-GAAP and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. To determine its non-GAAP provision for income taxes, Magma recalculates tax based on non-GAAP income before income taxes and adjusts accordingly.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as in-process research and development charges, to make more consistent and meaningful evaluations of Magma’s operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma’s profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets. Making this non-GAAP financial information available also helps investors compare Magma’s performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma’s financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma’s core operating performance in the way that management does.

Conference Call

Magma will discuss the financial results for the third quarter, along with forward-looking guidance, during a live earnings call today at 1:30 p.m. PST, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma’s website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:	(877) 856-1961
Elsewhere:	(719) 325-4799

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through March 5, 2009. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PST on March 5 by calling:

U.S. & Canada:	(888) 203-1112, code #4739185
Elsewhere:	(719) 457-0820, code #4739185

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma’s management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in the EDA market; weakness in the semiconductor or electronic systems industries; Magma’s lengthy and unpredictable sales cycle; Magma’s substantial amount of indebtedness; difficulty in predicting quarterly results; an inability to generate sufficient operating cash flows; market acceptance of existing and new products; potentially higher-than-anticipated costs of litigation; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; risk of customer payment defaults; Magma’s ability to make payments to satisfy its indemnification obligations; Magma’s ability to maintain or develop relationships with current or potential customers; financial market conditions that may impede access to or increase the cost of financing operations and investments; debt arrangements that may subject Magma to restrictive covenants which could limit its ability to operate its business; Magma’s ability to integrate acquired businesses and technologies; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; any delay of customer orders or failure of customers to renew licenses; weaker-than-anticipated sales of Magma’s products and services; the ability to continue to deliver competitive products to customers; changes in accounting rules; and the ability to manage expanding operations and restructurings of operations. Further discussion of these and other potential risk factors may be found in Magma’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-Q for the fiscal quarter ended Nov. 2, 2008. Except as otherwise required by applicable law, Magma undertakes no obligation to update these forward-looking statements, which speak only as of the date hereof.

About Magma

Magma’s software for designing integrated circuits (ICs) is used to create complex, high-performance chips required in cellular telephones, electronic games, WiFi, MP3 players, DVD/digital video, networking, automotive electronics and other electronic applications. Magma’s EDA software for IC implementation, analysis, physical verification, circuit simulation and characterization is recognized as embodying the best in semiconductor technology, enabling the world’s top chip companies to “Design Ahead of the Curve”(tm) while reducing design time and costs. Magma is headquartered in San Jose, Calif., with offices around the world. Magma’s stock trades on Nasdaq under the ticker symbol LAVA. Visit Magma Design Automation on the Web at
www.magma-da.com.

Magma is a registered trademark and “Design Ahead of the Curve” is a trademark of Magma Design Automation. All other product and company names are trademarks and registered trademarks of their respective companies.

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	February 1, 2009	April 6, 2008
ASSETS
Current assets:
Cash and cash equivalents	$29,221	$46,970
Restricted cash	8,660	—
Short-term investments	—	3,000
Accounts receivable, net	39,380	38,310
Prepaid expenses and other current assets	3,735	5,244

Total current assets	80,996	93,524
Property and equipment, net	12,842	15,553
Intangibles, net	18,877	40,436
Goodwill (estimate)	5,968	64,877
Long-term investments	17,739	17,538
Other assets	5,853	5,467

Total assets	$142,275	$237,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,559	$3,971
Accrued expenses	19,937	27,934
Secured Credit Line	12,494	—
Revolving note – current portion	13,000	—
Current portion of other long term liabilities	2,868	1,932
Deferred revenue	40,978	25,254
Convertible notes	—	15,216

Total current liabilities	91,836	74,307
Convertible subordinated notes, net	49,054	48,518
Long-term tax liabilities	6,043	4,968
Other long-term liabilities	3,080	2,374

Total liabilities	150,013	130,167

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	395,562	374,183
Accumulated deficit	(364,660)	(229,479)
Treasury stock at cost	(32,615)	(32,697)
Accumulated other comprehensive loss	(6,030)	(4,784)

Total stockholders’ equity (deficit)	(7,738)	107,228

Total liabilities and stockholders’ equity	$142,275	$237,395

MAGMA DESIGN AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	February 1, 2009	January 6, 2008	February 1, 2009	January 6, 2008
Revenue:
Licenses	$13,086	$35,615	$58,924	$103,241
Bundled licenses and services	8,248	11,283	25,664	30,157
Services	9,353	8,849	28,299	26,007

Total revenue	30,687	55,747	112,887	159,405

Cost of revenue:
Licenses	4,463	4,362	14,231	14,289
Bundled licenses and services	3,032	2,504	7,897	7,045
Services	4,377	5,274	14,427	15,374

Total cost of revenue	11,872	12,140	36,555	36,708

Gross profit	18,815	43,607	76,332	122,697

Operating expenses:
Research and development	15,297	19,513	54,476	56,538
Sales and marketing	12,658	17,833	44,935	53,380
General and administrative	5,469	8,570	19,165	24,437
Impairment of goodwill (estimate)	60,750	—	60,750	—
Amortization of intangible assets	378	2,242	2,660	6,308
In-process research and development	—	—	—	656
Restructuring charge	3,286	—	8,612	291

Total operating expenses	97,838	48,158	190,598	141,610

Operating loss	(79,023)	(4,551)	(114,266)	(18,913)

Other income (expense):
Interest income	142	562	522	1,510
Interest expense	(692)	(618)	(2,005)	(1,874)
Other income (expense), net	861	(18)	(210)	51

Total other income, (expense) net	311	(74)	(1,693)	(313)

Net loss before income taxes	(78,712)	(4,625)	(115,959)	(19,226)
Provision for (benefit from) income taxes	(629)	1,318	2,941	4,381

Net loss	$(78,083)	$(5,943)	$(118,900)	$(23,607)

Net loss per share – basic and diluted	$(1.73)	$(0.14)	$(2.69)	$(0.59)

Shares used in calculation:
Basic and diluted	45,215	41,025	44,165	39,990

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation

(in thousands)

	Three Months Ended		Nine Months Ended
	February 1, 2009	January 6, 2008	February 1, 2009	January 6, 2008
GAAP net loss	$(78,083)	$(5,943)	$(118,900)	$(23,607)
Cost of license revenue
Amortization of developed technology	4,252	4,211	13,708	13,512
Acquisition-related and other expenses	—	—	—	245

	4,252	4,211	13,708	13,757
Cost of bundled license and services revenue
Amortization of developed technology	2,117	1,053	4,856	3,113
Stock-based compensation	68	86	216	246

	2,185	1,139	5,072	3,359
Cost of service revenue
Stock-based compensation	365	323	994	1,031
Research and development
Stock-based compensation	1,942	1,813	5,883	5,692
Acquisition related expenses	74	569	597	1,904

	2,016	2,382	6,480	7,596
Sales and marketing
Stock-based compensation	1,230	1,256	4,116	3,771
General and administrative
Stock-based compensation	1,221	1,401	3,647	4,181
Litigation settlement and related legal expense	—	1,052	—	1,633

	1,221	2,453	3,647	5,814
Impairment of goodwill (estimate)	60,750	—	60,750	—
Amortization of intangible assets	378	2,242	2,659	6,308
In-process research and development	—	—	—	656
Restructuring charges	3,286	—	8,612	291
Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	268	567	796	1,644
Loss on equity and other investments	(971)	57	789	436

	(703)	624	1,585	2,080
Provision for income taxes	(1,163)	(1,184)	1,443	(1,979)

Non-GAAP net income (loss)	$(4,266)	$7,503	$(9,834)	$19,077

Reconciliation of Third Quarter GAAP and Non-GAAP Financial Results

Income/(Loss) Per Share Reconciliation

	Three Months Ended		Nine Months Ended
	February 1, 2009	January 6, 2008	February 1, 2009	January 6, 2008
GAAP net loss	$(1.73)	$(0.14)	$(2.69)	$(0.59)
Cost of license revenue
Amortization of developed technology	0.09	0.10	0.31	0.34
Acquisition-related and other expenses	—	—	—	0.01

	0.09	0.10	0.31	0.35
Cost of bundled license and services revenue
Amortization of developed technology	0.05	0.03	0.11	0.08
Stock-based compensation	—	—	0.01	0.01

	0.05	0.03	0.12	0.09
Cost of service revenue
Stock-based compensation	0.01	0.01	0.02	0.03
Research and development
Stock-based compensation	0.05	0.05	0.13	0.14
Acquisition related expenses	—	0.01	0.01	0.05

	0.05	0.06	0.14	0.19
Sales and marketing
Stock-based compensation	0.03	0.03	0.09	0.09
General and administrative
Stock-based compensation	0.03	0.03	0.08	0.10
Litigation settlement and related legal expense	—	0.03	—	0.04

	0.03	0.06	0.08	0.14
Impairment of goodwill (estimate)	1.34	—	1.38	—
Amortization of intangible assets	0.01	0.05	0.06	0.16
In-process research and development	—	—	—	0.01
Restructuring charges	0.07	—	0.20	0.01
Other income (expense)
Interest expense, amortization of debt issuance cost, and debt discount accretion	0.01	0.01	0.02	0.04
Loss on equity and other investments	(0.02)	—	0.02	0.01

	(0.01)	0.01	0.04	0.05
Provision for income taxes	(0.03)	(0.03)	0.03	(0.05)

Non-GAAP net income (loss) per share	$(0.09)	$0.18	$(0.22)	$0.48

Non-GAAP net income (loss) per share (diluted)	$(0.09)	$0.16	$(0.22)	$0.41

Basic shares used in calculation	45,215	41,025	44,165	39,990
Diluted shares used in calculation*	45,714	47,552	45,009	46,652

*	Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.

AS OF FEBRUARY 26, 2009

IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET

INCOME PER SHARE AND NET INCOME

(Unaudited)

	Quarter Ending May 3, 2009	Year Ending May 3, 2009
GAAP diluted net loss per share	$(0.39) to $(0.37)	$(2.99) to $(2.95)
Amortization of developed technology and intangibles	$0.19	$0.66
Amortization of deferred stock-based compensation	$0.12	$0.44
Acquisition related expenses	$0.01	$0.01
Interest expense, amortization of debt issuance cost, and debt discount accretion	$0.02	$0.09
Restructuring charges	$0.06	$0.25
Impairment of goodwill (estimate)	—	$1.32
Non-GAAP diluted net income (loss) per share	$0.01 to $0.03	$(0.21) to $(0.19)

(in millions)	Quarter Ending May 3, 2009	Year Ending May 3, 2009
GAAP net loss	$(18) to $(17)	$(137) to $(135)
Amortization of developed technology and intangibles	$9	$30
Amortization of deferred stock-based compensation	$5	$20
Acquisition related expenses	$.5	$1
Interest expense, amortization of debt issuance cost, and debt discount accretion	$.5	$4
Restructuring	$3	$11
Impairment of goodwill (estimate)	—	$61
Non-GAAP net income (loss)	$0 to $1	$(10) to $(8)

Contacts:
Magma Design Automation Inc.
Media:	Investors:
Monica Marmie	Milan G. Lazich
Director, Marketing Communications	Vice President, Corporate Marketing
(408) 565-7689	(408) 565-7706
mmarmie@magma-da.com	milan.lazich@magma-da.com